Exhibit 10.1

Portions of this agreement have been redacted pursuant to Item 601(b)(10)(iv) of Regulation S-K. Redactions are indicated with “[***].”

Work Order #3

Theradex Systems, Inc. (hereinafter “Theradex Oncology”)

to assist

Shuttle Pharmaceuticals, Inc. (hereinafter “Shuttle”)

with the Scope of Work associated with:

Phase 2 Study of IPdR as a Radiation Sensitizing Agent During Radiotherapy in Patients with Newly Diagnosed IDH-Wildtype Glioblastoma with Unmethylated MGMT Promoter

30 July 2024

Prepared For:	Michael Vander Hoek VP, Regulatory Shuttle Pharmaceuticals, Inc. 401 Professional Drive Suite 260 Gaithersburg, MD 20879 USA Email: M.Vanderhoek@shuttlepharma.org

Prepared By:	[***] [***] The Pinnacle, Station Way Crawley West Sussex UK RH10 1JH Phone: [***] Email: [****]

Shuttle Pharmaceuticals, Inc.
Work Order #3: Phase 2 IPdR Glioblastoma study	30 July 2024

Work Order #3 to the Master Service Agreement dated 01 November 2018 between Shuttle and Theradex Oncology (hereinafter “MSA”),

to assist Shuttle. with the Scope of Work associated with

“Phase 2 Study of IPdR as a Radiation Sensitizing Agent During Radiotherapy in Patients with Newly Diagnosed IDH-Wildtype Glioblastoma with Unmethylated MGMT Promoter”

(hereinafter “Project”)

This Work Order details the services that Theradex Oncology shall provide to Shuttle pertaining to the aforementioned Project. Upon signature by authorized representatives of Theradex Oncology and Shuttle, this Work Order shall be incorporated by reference and made a part of the MSA between Shuttle and Theradex Oncology.

This Work Order is effective as of 01 March 2024 and is estimated to be completed by 31 July 2028 (hereinafter “Term”). The Term of this Work Order may be extended upon the written request of Shuttle and the mutual agreement by Shuttle and Theradex Oncology.

Of note: the budget, dated 23 July 2024, accompanying this WO is limited in $ amount and time. It will only cover the first year from February 2024 till January 2025 and is limited to US$2,237,544. A Change Order covering subsequent year(s) and increased $ amount will need to be in place from January 2025 onwards.

The services under this Work Order shall be conducted under and subject to the terms and conditions of the MSA.

Shuttle Pharmaceuticals, Inc.
Work Order #3: Phase 2 IPdR Glioblastoma study	30 July 2024

ACKNOWLEDGED, ACCEPTED AND AGREED TO:

Theradex Oncology:

/s/ Margaret Valnoski	08-August-2024
Margaret Valnoski	Date
President / CEO
Theradex Systems, Inc.

Shuttle

August 8, 2024

Michael P Vander Hoek	Date
VP, Regulatory
Shuttle Pharmaceuticals, Inc.

Shuttle Pharmaceuticals, Inc.
Work Order #3: Phase 2 IPdR Glioblastoma study	30 July 2024

General Terms

A.	Shuttle acknowledges that this Work Order does not include any applicable VAT or other tax to which Shuttle may be subject. Such taxes will be the sole responsibility of Shuttle.

B.	Theradex will utilize a milestone billing payment schedule for this Project. However, Theradex will submit to Shuttle a monthly invoice detailing pass-through expenses that are rendered to Shuttle.

C.	Payment will be made by Shuttle in accordance with the terms stipulated in the Master Service Agreement dated 01 November 2018.

D.	Shuttle agrees not to employ or seek to employ any Theradex employee for a period of six (6) months following the termination of all contracts of Shuttle with Theradex, or a period of six (6) months following the departure of the employee from Theradex, whichever is later.

E.	Theradex will initiate quarterly contract review meetings with Shuttle to monitor the progress of billings and milestone activities. The meetings’ purpose is to 1) determine the level of progress by major service activity by Theradex and 2) ensure activities have remained in scope to the Work Order and the budget has not, or is not anticipated to exceed, the Work Order.

F.	Theradex services will be conducted in compliance with Theradex Standard Operating Procedures (SOPs), unless otherwise specified. Should [Shuttle] require that Theradex conduct certain services in compliance with Shuttle’s SOPs, adjustment of the Study Budget may be necessary.

Shuttle Pharmaceuticals, Inc.
Work Order #3: Phase 2 IPdR Glioblastoma study	30 July 2024

Theradex Oncology Project Team

The Project Team members and their roles are outlined in the Project Management Plan. Appendix 1: Theradex Oncology Scope of Work

1.1	Project Assumptions

Lead-in Period	5 months
Enrollment Period	24 months
Average Duration of Patient Treatment	2 months
Data Lock	2 months
Clinical Study Report	2 months
Long-Term Follow Up	18 months
Total Study Duration	53 months
Number of Countries	1 (US)
Number of Sites	6 sites
Number of Patients Screened	65 (20% screen failure rate)
Number of Patients Enrolled	54

Theradex Oncology services will be conducted in compliance with Theradex Oncology Standard Operating Procedures (SOPs), unless otherwise specified. Should Shuttle require Theradex Oncology conduct certain services in compliance with Shuttle’s SOPs, adjustment of the Study Budget may be necessary.

1.2	Project Timeline

Timeline
Task	Estimated Start Date	Estimated Completion Date
Start-up: Final Protocol to First Patient In (FPI)	01 March 2024	31 July 2024
Recruitment: FPI to Last Patient In (LPI)	01 August 2024	01 August 2026
Treatment: LPI to Last Patient Out (LPO)	02 August 2026	01 October 2026
Database Lock: LPO to Database Lock	02 October 2026	30 November 2026
Final Report: Draft Report to Final Report	01 December 2026	31 January 2027
Long-Term Follow Up	01 February 2027	31 July 2028
Total Timeline	53 months

Shuttle Pharmaceuticals, Inc.
Work Order #3: Phase 2 IPdR Glioblastoma study	30 July 2024

1.3	Study Set-up and Initiation

1.3.1	Feasibility

Task List	Shuttle	Theradex
Conduct Feasibility to identify potential sites	X
Recruit back up sites	X
Replace sites that withdraw	X
Collection of CDAs	X	X
Teleconferences with Sites	X
Questionnaire Development	X
Questionnaire Analysis	X
Prepare Feasibility Report	X

Theradex Oncology will:

A.	Obtain Confidential Disclosure Agreements (CDAs) from potential sites – if applicable.

Feasibility Assumptions
Total number of sites to be assessed	6

1.3.2	Study Documents

Task List	Shuttle	Theradex
Protocol Development, Review, and Approval	X
Model ICF Template and Amendments Development	X
Develop and Approve Country Specific ICF Templates and Amendments	X
Resolve Country Specific Site Informed Consent Issues	X
Prepare Study Operations Manual		X
Prepare Regulatory Binder		X
Copy/Distribute Protocol and IB		X

Shuttle Pharmaceuticals, Inc.
Work Order #3: Phase 2 IPdR Glioblastoma study	30 July 2024

Theradex Oncology will:

A.	Prepare the Investigator Site File. The Investigator Site File describes study logistics and other issues related to the conduct of the study. The Investigator Site File will be finalized prior to the first SIV. Theradex Oncology assumes two sponsor reviews of the Investigator Site File.

B.	Prepare the Pharmacy Binder. The Pharmacy Binder describes study logistics and other issues related to the conduct of the study. The Pharmacy Binder will be finalized prior to the first SIV. Theradex Oncology assumes two sponsor reviews of the Pharmacy Binder.

C.	Distribute protocol, investigator brochure, study manuals, and project documentation to study site.

D.	Prepare and submit Annual Safety Reports/Development safety reports to regulatory authorities.

1.3.3	Regulatory Documents

Task List	Shuttle	Theradex
Obtain initial IRB/IEC documents		X
Collect financial disclosure for each investigator		X
IRB submission of documents		X

Theradex Oncology will:

A.	Collect initial site IRB/IEC regulatory documents and financial disclosures. Theradex Oncology will maintain copies of this documentation and provide full sets to Shuttle at the end of the study or at any time as requested by Shuttle. The regulatory documents will be available for Shuttle’s review on the Theradex Oncology Client Portal. The regulatory documentation to be collected will include:

○	IRB approval of protocol and informed consent document
○	Evidence of Investigator Brochure (IB) submission to IRB
○	IRB membership list
○	Financial Disclosure (FD) form
○	Any other documents specified by individual national agencies/authorities
○	Theradex Oncology will provide Shuttle additional documentation upon request

B.	Submit IRB documents to study sites local/central IRB and track timelines and progress through IRB approval.

Shuttle Pharmaceuticals, Inc.
Work Order #3: Phase 2 IPdR Glioblastoma study	30 July 2024

1.3.4	Clinical Sites

Task List	Shuttle	Theradex
Prepare site contract & budget template		X
Negotiate budget and execute CTAs		X
Administer grant payments		X

Theradex Oncology will:

A.	Prepare site contract and budget templates in collaboration with Shuttle. Finalize contract and budget upon Shuttle’s approval.

B.	Negotiate study budgets and clinical study agreements with the study site(s). Theradex Oncology will include the fully executed final agreements in the Electronic Trial Master File (eTMF) for site activation.

C.	Administer payment of investigator grants. Theradex Oncology will manage and administer grant payments for all sites.

1.3.5	Qualification Visits

Task List	Shuttle	Theradex
Prepare agenda and presentation materials/slides	X
Prepare visit confirmation letters	X
Conduct site qualification visits	X
Submit Follow up letter	X
Provide site qualification report	X

Theradex Oncology will:

Conduct one pre-study (site qualification) visit to the study site(s). Theradex Oncology will determine the qualification of the sites for study conduct and subject recruitment, as well as the experience and availability of the Investigator for the supervision and conduct of the trial. The topics that will be evaluated during the qualification will be outlined in the Monitoring Plan.

Shuttle Pharmaceuticals, Inc.
Work Order #3: Phase 2 IPdR Glioblastoma study	30 July 2024

Qualification Visit (QV) Assumptions
	On-Site	Remote	QV Call
Number of Visits	N/A	N/A	6 Visits
Visit Prep Time	N/A	N/A	6.5 hours
Visit On-Site Time	N/A	N/A
Visit Report /Report review Time	N/A	N/A
Visit Findings Follow up Time	N/A	N/A
Visit Travel Time	N/A	N/A	N/A

1.3.6	Initiation Visits

Task List	Shuttle	Theradex
Prepare agenda and presentation materials/slides		X
Prepare visit confirmation letters		X
Conduct site initiation visits		X
Submit follow-up letter		X
Provide site initiation report		X

Theradex Oncology will:

Conduct one study initiation visit (SIV) to study sites. (Note: Shuttle may elect to participate in the SIV as this is an opportunity to meet directly with the research staff. The Theradex Oncology Medical Monitor will participate to the SIV (about 1 hours is foreseen). The topics that will be presented and reviewed during the Site Initiation Visit will be outlined in the Monitoring Plan.

Site Initiation Visit (SIV) Assumptions
	On-Site	Remote
Number of Visits	N/A	6 visits
Visit Prep Time	N/A	2 hours
Visit On-Site Time	N/A	8 hours
Visit Report /Report review Time	N/A	4.5 hours
Visit Findings Follow up Time	N/A	1.5 hours
Visit Travel Time	N/A	N/A

Shuttle Pharmaceuticals, Inc.
Work Order #3: Phase 2 IPdR Glioblastoma study	30 July 2024

1.4	Project Management

Task List	Shuttle	Theradex
Project Management		X
Prepare Project Management Plan		X
Approve Project Management Plan	X
Prepare Communication Plan		X
Approve Communication Plan	X
Prepare eTMF Plan		X
Approve eTMF Plan	X
Prepare Monitoring Plan		X
Approve Monitoring Plan	X
Prepare Risk Assessment Plan		X
Approve Risk Assessment Plan	X
Prepare Medical Plan		X
Approve Medical Plan	X
Prepare Safety Plan		X
Approve Safety Plan	X
Lab/PK Manual		X
Set up electronic Trial Master File (Veeva Vault), including site files		X
Maintain electronic Trial Master File		X
Project Kick off Meeting	X	X
Project Team Meetings (Theradex Oncology and Shuttle)	X	X
Internal Team Meetings		X
Status Reports via CTMS		X
Investigator Site Safety Calls	X	X
Protocol Deviation Meetings	X	X
Risk Review Meetings	X	X
Quarterly Budget Review Meetings	X	X
Steering Committee Meetings	X	X

Shuttle Pharmaceuticals, Inc.
Work Order #3: Phase 2 IPdR Glioblastoma study	30 July 2024

Theradex Oncology will:

A.	Be responsible for the day-to-day Project Management of this study in close collaboration with the Project Management personnel at Shuttle. Theradex Oncology will provide Shuttle a primary contact (Project Manager) to coordinate all aspects of this study. Project management responsibilities include, but are not limited to:

○	Maintaining regular contact with Shuttle and functioning as the primary contact between the two companies.

○	Providing day-to-day direction to the Theradex Oncology Project Team and resolving project issues among team members, functional line managers, and other personnel when necessary.

○	Coordinating communications within the entire Project Team. All contact with Shuttle will be documented and filed in the project electronic Trial Master File.

○	Updating Shuttle on an ongoing basis and offering solutions to any project-related issues, via regular teleconferences.

○	Report to Shuttle immediately when delays of milestones and deliverables occur or are foreseen, including a proposed action plan to resolve issues and to ensure compliance with milestones and deliverables.

B.	Prepare the Project Management Plan. Theradex Oncology will prepare the Project Management Plan according to Theradex Oncology SOPs. Shuttle will review and approve the Plan. Completion of the Project Management Plan is expected prior to the first Site Initiation Visit. Theradex Oncology assumes two reviews from Suttle of the document.

C.	Prepare the study Communication Plan. Theradex Oncology will prepare the Communication Plan according to Theradex Oncology SOPs. Shuttle will review and approve the Plan. Completion of the Communication Plan is expected during the first month of the contract. Theradex Oncology assumes two reviews from Shuttle of the document.

D.	Prepare the eTMF Plan. Theradex Oncology will prepare the eTMF Plan according to Theradex Oncology SOP. Theradex Oncology assumes two Shuttle reviews of the document.

E.	Prepare the study Monitoring Plan. Theradex Oncology will prepare the plan according to Theradex Oncology SOPs. Shuttle will review and approve the Plan. Theradex Oncology assumes two Shuttle reviews of the document. Completion of the Monitoring Plan is expected prior to the first routine monitoring visit.

F.	Prepare the study Risk Assessment Plan. Theradex Oncology will prepare the Risk Assessment Plan according to Theradex Oncology SOPs. Shuttle will review and approve the Plan. Completion of the Risk Assessment Plan is expected prior to the first site activated. Theradex Oncology assumes two Shuttle reviews of the document.

Shuttle Pharmaceuticals, Inc.
Work Order #3: Phase 2 IPdR Glioblastoma study	30 July 2024

G.	Prepare the Medical Plan. Theradex Oncology will prepare the Medical Plan according to Theradex Oncology’s SOPs. Shuttle will review and approve the Plan. Completion of the Medical Plan is expected to be finalized prior to the first Site Initiation Visit. Theradex Oncology assumes two Shuttle reviews of the document.

H.	Prepare the study Safety Management Plan. Theradex Oncology will prepare the Safety Management Plan according to Theradex Oncology SOPs. Shuttle will review and approve the plan. The Safety Management Plan will be finalized prior to the first SIV. Theradex Oncology assumes two Shuttle reviews of the document.

I.	Prepare Lab/PK manual. The Lab/PK manual describes the sample collection, handling and logistics for the study. The Lab/PK manual should be finalized prior to the first site initiation visit. Theradex Oncology assumes two reviews of the Lab/PK manual.

J.	Create and maintain the eTMF in Veeva Vault for Shuttle. Veeva Vault is a tool which provides access to documents posted by Theradex Oncology such as PDFs of the monitoring visit reports, telephone communication logs, meeting minutes, and IRB records, documents from 3rd Party Vendors, etc. The Theradex Oncology project staff will utilize Veeva Vault to rapidly disseminate project specific information to all study team members. Shuttle will have access to the eTMF. Theradex Oncology has assumed that a total of 3,032 final archived documents will be uploaded to the eTMF. In case the number of documents goes beyond 3,032; Shuttle and Theradex Oncology will need to revise the cost for the eTMF. Theradex to continually monitor document uploads, track against anticipated archive number, and provide to Shuttle advanced projections of the anticipated number to give advanced warning of exceeding these projections. Details will be provided in the eTMF Plan. TMF provision/archival is anticipated to occur within two months of completion of the final CSR.

Shuttle Pharmaceuticals, Inc.
Work Order #3: Phase 2 IPdR Glioblastoma study	30 July 2024

K.	Conduct a kick-off meeting with representatives of Shuttle at the beginning of the project.

The purpose of this meeting will be to discuss the following:

○	Primary points of contact within each company

○	Review the roles and responsibilities of team members

○	Review the study procedures, protocol, and important study endpoints

○	Reiterate reporting requirements

○	Review the Communication Plan

○	Review the project timelines and scope of work

○	Review the Risk Management Plan and escalation plans

○	Clarify any other ad hoc issues

The Theradex Oncology Project Manager will lead the presentations to the group regarding Theradex Oncology’s responsibilities. The project team members attending the meeting will be the Project Manager, Project Coordinator, CRA(s), Medical Monitor, Safety Coordinator, Data Analyst, and Document Specialist personnel as appropriate for the project.

Kick Off Meeting Assumptions
Estimated Meeting attendees	9
Meeting frequency	Once
Meeting duration	4 hours

L.	Theradex Oncology and representatives of Shuttle (including external vendors) will meet, via teleconference, for trial logistic and operations meetings during the study. Theradex Oncology participants will include the Project Manager for each meeting. Other study team members such as Data Management and CRA(s) will join regularly as appropriate for the project. It is anticipated that the Medical Monitor will join half the scheduled calls. Topics to be discussed during the teleconferences include, but are not limited to; status of site activation, patient recruitment and enrollment, monitoring visits and data completion status, drug distribution, and site management problems and solutions.

Project Teleconference Assumptions
Teleconference attendees (on average)	2-3
Teleconference frequency	Monthly
Meeting duration	1 hour

Shuttle Pharmaceuticals, Inc.
Work Order #3: Phase 2 IPdR Glioblastoma study	30 July 2024

M.	Theradex Oncology will conduct regular internal project team meetings. These meetings should include representatives from each functional group, as needed, depending on the issues and the stage of the project.

Internal Meeting and Discussion Assumptions
Team members	8
Meeting communication frequency	Monthly
Time allotted	1 hour

N.	Update the trial status on the Theradex Oncology CTMS. Shuttle will have 24/7 access to the CTMS. For budgeting purposes, it is assumed that Theradex Oncology’s standard information from the CTMS will be provided.

O.	Theradex Oncology will conduct Investigator Site Safety Call with Shuttle and the representatives from the study sites (Principal Investigator, Sub-Investigator, etc.). Theradex Oncology participants will include the Medical Monitor and the Clinical Operations team. Topics to be discussed will include, but not be limited to the patient safety, patient recruitment and potential patient(s).

Investigator Site Safety Calls
Team members	2-3
Meeting communication frequency	Every 2 weeks
Time allotted	0.5 hours

P.	Theradex Oncology will conduct Protocol Deviation Meetings with Shuttle. Theradex Oncology participants will include the Clinical Operations team. Topics to be discussed will include, but not be limited to the protocol deviations and their impact on the overall study conduct.

Protocol Deviation Meeting
Team members	2-3
Meeting communication frequency	Quarterly
Time allotted	1 hour

Shuttle Pharmaceuticals, Inc.
Work Order #3: Phase 2 IPdR Glioblastoma study	30 July 2024

Q.	Theradex Oncology will conduct periodic Risk Review Meetings with Shuttle. Theradex Oncology participants will include the Clinical Operations team. Topics to be discussed will include, but not be limited to the study risks, mitigations and actions.

Risk Review Meeting
Team members	3-4
Meeting communication frequency	Quarterly
Time allotted	1 hour

R.	Theradex Oncology will conduct Quarterly Budget Review Meetings with Shuttle. Theradex Oncology participants may/will include the Executive Management team (optional), the Project Manager, and the Business Operations team. Topics to be discussed will include, but not be limited to: the study budget (actuals vs contracted costs), Investigator fees and budget forecast.

Quarterly Budget Review Meeting
Team members	2-3
Meeting communication frequency	Quarterly
Time allotted	0.5 hours

S.	Theradex Oncology will conduct periodic Steering Committee meetings. Theradex Oncology participants will include the Executive Management team, the Project Manager, and the Business Operations team. Topics to be discussed will include, but not be limited to: study timeline, patient accrual, site performance, patient data status, and study budget.

Steering Committee Meeting
Team members	3
Meeting communication frequency	Yearly
Time allotted	0.5 hours

Shuttle Pharmaceuticals, Inc.
Work Order #3: Phase 2 IPdR Glioblastoma study	30 July 2024

Internal Steering Committee Meeting
Team members	4
Meeting communication frequency	Every 6 months
Time allotted	0.25 hours

1.5	Monitoring Services

1.5.1	Interim Monitoring / Close-out Visits

Task List	Shuttle	Theradex
On-Site Monitoring
Prepare Visit Confirmation letters		X
Conduct monitoring visits		X
Verify 100% of source documentation		X
Review drug records/drug accountability		X
Review site study file		X
Provide site monitoring reports to Shuttle		X
Submit Follow up letter to site		X

Interim CRF Review		X

Close-Out Visits
Prepare Visit Confirmation letters		X
Conduct site close-out visits		X
Submit Follow up letter		X
Provide close-out trip report		X
Perform post-study drug accountability		X
Study drug return/destruction		X

Theradex Oncology will:

A.	Conduct Routine Monitoring Visits (RMVs) following enrollment of the first patient. Monitoring visits will be conducted in compliance with the monitoring plan that is prepared prior to the first monitoring visit. In general, monitoring visits will be conducted approximately every six weeks depending on enrollment, with more frequent visits occurring during the initial part of the study. The activities that Theradex Oncology will complete during the RMVs will be outlined in the Monitoring Plan.

Shuttle Pharmaceuticals, Inc.
Work Order #3: Phase 2 IPdR Glioblastoma study	30 July 2024

B.	Assumptions for the number of Routine Monitoring Days: it is estimated that 234 eCRFs will be monitored per patient remaining on treatment for 2 months and long-term follow up. Some ‘ad-hoc’ monitoring visits have also been foreseen in case additional visits need to be performed in preparation of the futility analysis or other unforeseen deadlines. On average, a CRA is expected to monitor/source data verify 80 eCRFs per monitoring day. Therefore, on average, it is expected that 3.2 monitoring days will be required to complete monitoring of a patient. In total, for 40 patients remaining on treatment for 2 months and long-term follow up, it is estimated that 127 monitoring days, divided over 1- and 2-day on-site and remote RMVs as specified in the below table will be required. In case patients, on average, stay on study longer than 2 months, or interim data cuts are to be performed the assumptions will need to be revised.

Routine Monitoring Visit (RMV) Assumptions
1 Day RMVs	On-Site	Remote
Number of Visits	9 Visits	67 Visits
Visit Prep Time	3 hours	3 hours
Visit On-Site Time	8 hours	8 hours
Visit Report /Report review Time	4.5 hours	4.5 hours
Visit Findings Follow up Time	2 hours	2 hours
Visit Travel Time	6 hours	N/A
2 Day RMVs	On-Site	Remote
Number of Visits	5 Visits	48 Visits
Visit Prep Time	3.5 hours	3.5 hours
Visit On-Site Time	16 hours	16 hours
Visit Report /Report review Time	5.5 hours	5.5 hours
Visit Findings Follow up Time	2.5 hours	2.5 hours
Visit Travel Time	6 hours	N/A

C.	Conduct Long-term follow up remote monitoring calls. 2 calls per site have been foreseen.

D.	Conduct one study close out visit to each study site. Where possible, the final monitoring visit to the site will be a close out visit. The close out visit will be conducted at the site that received study medication and/or enrolled patient(s). Visits will be scheduled as soon as possible after the last patient has completed the study. The activities that Theradex Oncology will complete during the close out visits will be outlined in the Monitoring Plan.

Shuttle Pharmaceuticals, Inc.
Work Order #3: Phase 2 IPdR Glioblastoma study	30 July 2024

Close Out Visit (COV) Assumptions
	On-Site	Remote
Number of Visits	1 visit	5 Visits
Visit Prep Time	3 hours	3 hours
Visit On-Site Time	4 hours	4 hours
Visit Report /Report review Time	5 hours	4 hours
Visit Findings Follow up Time	2 hours	1 hours
Visit Travel Time	6 hours	N/A

E.	Co-Monitoring

Theradex Oncology acknowledges that Shuttle has the right to co-monitor the investigational sites with Theradex Oncology monitoring personnel. Theradex Oncology encourages Shuttle to take advantage of the co-monitoring right at the convenience of Shuttle.

1.5.2	Site Communication / Management

Task List	Shuttle	Theradex
Site Questions/Management		X
Investigator Safety and Site Teleconferences		X

Theradex Oncology will:

Oversee management of the study sites. Site management includes, but is not limited to: all activities associated with managing the investigational site during study start-up, patient accrual, data cleaning and site close-out. Theradex Oncology will maintain regular contact with the sites to provide protocol/eCRF support, to train personnel on study tools, to schedule monitoring visits, and to address study conduct issues noted during monitoring visits. In addition, Theradex Oncology will respond to protocol and study administration queries and clinical questions from the study site. Theradex Oncology will not grant eligibility or protocol deviation waivers without the prior approval of Shuttle. Theradex Oncology will not permit adjustments to the study evaluation requirements or dose attenuation requirements without the approval of Shuttle.

Shuttle Pharmaceuticals, Inc.
Work Order #3: Phase 2 IPdR Glioblastoma study	30 July 2024

1.5.3	Medical Monitoring and Pharmacovigilance

Task List	Shuttle	Theradex
Medical Monitor		X
Safety Desk coverage after hours		X
Document and manage all SAEs		X
Develop and maintain safety database		X
Submit SAE reports to Sponsor and affiliates		X
Submit SAE reports to Regulatory Authorities		X
Prepare safety updates/Investigator Letter		X
Submit SAE to clinical sites		X
SAE reconciliation		X

Theradex Oncology will:

A.	Provide global medical monitoring coverage to answer all medical questions from the investigational centers regarding patient eligibility, patient treatment, and protocol requirements. The Medical Monitor will also assess and provide recommendations to Shuttle regarding eligibility or protocol deviation waiver requests.

B.	Provide Theradex Oncology Safety Desk coverage 24 hours a day, seven days a week to maintain safety pharmacovigilance. Theradex Oncology Safety Desk will receive global SAE reports from the study sites. A Theradex Oncology physician will assess every SAE report to determine whether the SAE requires expedited reporting and then the SAE report and medical assessment will be submitted to Shuttle. Theradex Oncology will forward SAE safety reports to the FDA and clinical centers when criteria have been met for such action.

C.	Safety data, which includes SAEs and data listings from the clinical database, will be reviewed at a minimum of six-month intervals by the Theradex Oncology Medical Monitor or as warranted based on the safety profile of the investigational product. The conclusions resulting from the interim medical review and any emergent signals of drug-related toxicity will be communicated to Shuttle per the Theradex Oncology Drug Safety Plan.

D.	Maintain an E2B compliant SAE database and reconcile the SAE report data with the adverse event information provided in the study database periodically during the course of the project. Defined variables must match or have a logical correlation. Defined variables will be agreed upon prior to the start of the study. Reconciliation of the SAE data with the adverse event data reported in the study database will occur approximately every quarter following initiation of patient enrollment. The last SAE reconciliation effort will occur just prior to database lock.

Shuttle Pharmaceuticals, Inc.
Work Order #3: Phase 2 IPdR Glioblastoma study	30 July 2024

SAE and SUSAR Assumptions
Total SAEs	27 SAEs (50%)
Total SUSARs	3 (10% of SAEs)

1.6	Statistical Analysis and Medical Writing Services

Task List	Shuttle	Theradex
Prepare Randomization Plan		X
Approve Randomization Plan	X
Prepare Statistical Analysis Plan		X
Approve Statistical Analysis Plan	X
Prepare TLF Plan		X
Approve TLF Plan	X
Sample Size Calculations		X
Final Data Analysis		X
Prepare Clinical Study Report (CSR) template	X
Prepare CSR	X
CSR subsequent drafts – up to 2 drafts	X
Patient Narratives	X
Final CSR	X

Theradex Oncology will:

A.	Prepare a statistical analysis plan (SAP) that is in accordance with the objectives of the final study protocol. The SAP is typically comprised of a protocol summary including study endpoint definitions, mock-up templates for the analysis tables, listings and figures to be included in the clinical study report, and a description of technical programming and/or analysis instructions. Shuttle will review and approve the SAP. Theradex Oncology assumes two reviews of the document.

Shuttle Pharmaceuticals, Inc.
Work Order #3: Phase 2 IPdR Glioblastoma study	30 July 2024

B.	Generate tables and data listings and figures for data analysis using SAS® software. Descriptive statistics will be provided for demographic, adverse event, laboratory, and response data. Patient narratives, if required, will be provided. Theradex Oncology will create a draft package of mock-up templates for the analysis tables and listings to be included in the final clinical study report, as part of the SAP. The mock-up templates will contain the information collected on the CRF in the form of summary tables and patient listings.

TLFs Programming
# of Tables – Unique	37
# of Tables – repeat	21
# of Listings – Unique	31
# of Listings – Repeat	4
# of Figures – Unique	3
# of Figures - Repeat	2

C.	Prepare analysis-datasets and execute the programs to generate the final tables and listings after completion of the database lock. SDTM programming is not foreseen as part of the scope of this project.

D.	Perform a Quality Control (QC) check of tables and listings and figures in accordance with Theradex Oncology’s SOP.

1.7	Data Management Services

1.7.1	Patient Registration System, Monitor Express and Client Portal

Task List	Shuttle	Theradex
Design Registration Script		X
Configure Registration System		X
Manage Registration System		X
Configure and Manage Monitor Express		X
Train Users		X

Theradex Oncology will:

A.	Set up and maintain Theradex Oncology’s proprietary automated interactive web registration system (IWRS) for patient enrollment.

B.	Test, validate, and QC the system prior to implementation.

Shuttle Pharmaceuticals, Inc.
Work Order #3: Phase 2 IPdR Glioblastoma study	30 July 2024

C.	Provide user training and user name and password information for each user for the IWRS. Access to the IWRS will be through a secure https connection. Access to the IWRS at the site level will be determined at the start of the study. All IWRS screens will be displayed in English.

D.	Provide a user manual for the IWRS with step-by-step instructions for enrolling a patient as well as user management. The IWRS will collect the site ID and username. Actual enrollment will proceed by collecting a local patient ID (for audit tracking), the patient’s gender and any other necessary information that may be required for either registration or randomization. When appropriate, Shuttle and Theradex Oncology will agree upon the stratification factors in the protocol. Following each entry into the IWRS a fax and/or email confirmation will be sent to the user, the site, Shuttle and Theradex Oncology clinical staff.

E.	Provide support and technical assistance 8:00 am to 8:00 pm U.S. Eastern Time to answer routine questions. Theradex Oncology will provide a caller ID to the central site, which will allow enrollment at any sub-site.

F.	Configure, prepare, and manage Monitor Express for CRA centralized access to all study related databases and as a tool for Shuttle to have real time access to monitor findings.

1.8	Data Management (EDC)

Task List	Shuttle	Theradex
Data Management Plan		X
Approve Data Management Plan	X
Design and draft eCRFs		X
Approve eCRFs	X
EDC Event Set-Up		X
Write EDC User Manual		X
EDC Training		X
Database development		X
Reconciliation of Safety and Clinical databases		X
Edit Check		X
Adverse Event and Medication coding		X
Database QC and database lock		X
SAS dataset		X
Prepare Data Transfer Plan		X
Transfer Data		X

Theradex Oncology will:

A.	Design and program the electronic case report forms (eCRFs) based upon the protocol provided by Shuttle. Theradex Oncology assumes this study will require no more than 55 unique forms, of which 80% are from the Theradex Oncology global library, requiring minimal customization. Shuttle will review and approve the eCRFs prior to implementation. Only one round of changes is assumed. Customization of forms and/or changes that exceed these limits can result in additional costs.

B.	Use Electronic Data Capture (EDC) for this project. The sites will enter the data directly into the EDC system. The EDC data is maintained in an Zelta Clinical Development database. Data entry instructions for the sites will be incorporated within the EDC system, in order to provide guidance on entry procedures specific to the study.

C.	Provide an Initial EDC training session for the clinical centers.

D.	Prepare a Data Management Plan outlining data collection and flow processes ongoing throughout the study. Theradex Oncology’s standard format will be used, provided that Shuttle will review and approve the Data Management Plan prior to finalization.

Shuttle Pharmaceuticals, Inc.
Work Order #3: Phase 2 IPdR Glioblastoma study	30 July 2024

E.	Set up a study database. Theradex Oncology’s standard study database format will be utilized. Included in the database are data entry/data posting programs, audit listing programs, CRF tracking and delinquency programs. Each program is validated and 21 CFR Part 11 compliant.

F.	Design and program global electronic case report forms (eCRFs) based upon the protocol provided by Shuttle. Shuttle will approve the eCRFs prior to implementation. Theradex Oncology assumes two sponsor reviews of each eCRF.

G.	Utilize generic edit checks which are programmed into the database. Protocol-specific parameters may be supplied at study start-up and additional checks may be programmed as needed. Data exceptions identified by the edit checks may be reviewed and queried as deemed appropriate by clinical staff. Theradex Oncology assumes no more than 150-200 custom edit checks will be programmed. If more custom Edit Checks are necessary, additional costs may apply.

H.	Review all data for completeness and clarity, ensuring that there are no inconsistent or unexpected data. Theradex Oncology will evaluate all data for both safety and efficacy and will resolve any data conflicts or internal inconsistencies. EDC data will be reviewed prior to each monitoring visit.

I.	Process data utilizing Theradex Oncology’s standard study database format where possible. The Theradex Oncology team will work with Shuttle to reduce the total number of data tables and data points captured to reduce the overall cost of data management services to Shuttle and to increase the likelihood of compliance with timeliness of data reporting.

J.	Prepare data entry instructions in order to provide guidance on entry procedures specific to the study.

K.	Prepare, issue and resolve (e.g., issue data queries for) missing and/or incomplete data. Theradex Oncology will prepare and track each data query and follow-up with the study sites to ensure that all data queries are resolved in a timely manner.

L.	Code adverse events, concomitant medications and site of disease/histology using the MedDRA, WHO-DD and ICD-O dictionaries.

Shuttle Pharmaceuticals, Inc.
Work Order #3: Phase 2 IPdR Glioblastoma study	30 July 2024

M.	Perform a final database audit after the data have been entered, cleaned and coded, and queries resolved (details to be provided in the data management plan). Theradex Oncology will supply a record of the audit to Shuttle within ten days of completion. Once the final database is locked, Theradex Oncology will transmit the final datasets to Shuttle.

N.	Perform a Final Database Lock and Data Transfer.

O.	Prepare Data Transfer Plans according to Theradex Oncology SOPs and manage data transfers. Theradex Oncology will reconcile all external data with the clinical database.

P.	Perform SAS® data transfer to Shuttle 5 times throughout the duration of the study. This includes one test transfer and the associated validation.

Q.	Transfer all data to Shuttle.

The deadlines for sponsor approval of IWRS and EDC specifications are critical to keeping the project on schedule. Delays in approval can result in significant launch delays.

1.9	Investigational Drug Management

Task List	Shuttle	Theradex	Theradex separate work order
Sponsor Coordination			X
Investigational Product Receipt			X
Investigational Product Shipments			X
Investigational Product Labeling			X
Investigational Product Storage Maintenance			X
Inventory Reporting/tracking			X
Investigational Product Destruction			X

Theradex Oncology will:

A.	Not applicable for this work order. IMP services are conducted by Theradex Oncology under a separate work order (WO#2).

Shuttle Pharmaceuticals, Inc.
Work Order #3: Phase 2 IPdR Glioblastoma study	30 July 2024

Appendix 2: Theradex Oncology Project Budget

Theradex Oncology Project Budget Summary

[***]

Shuttle Pharmaceuticals, Inc.
Work Order #3: Phase 2 IPdR Glioblastoma study	30 July 2024

Milestone Payment Schedule

[***]

Shuttle Pharmaceuticals, Inc.
Work Order #3: Phase 2 IPdR Glioblastoma study	30 July 2024

Pass Through Cost Summary

[***]

License Fee Summary

[***]

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